EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-155867 on Form S-8 and Registration Statement Nos. 333-163902, 333-163903, 333-178329, 333-172522 and 333-183273 on Form S-3 of our report dated February 13, 2013, relating to the consolidated financial statements of Clearwire Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's merger and financing agreements with Sprint Nextel Corporation, the uncertainties associated with those agreements, and the related potential impact of such uncertainties on the Company's need for liquidity in the next twelve months) and our report dated February 13, 2013, relating to the effectiveness of Clearwire Corporation's internal control over financial reporting appearing in the Annual Report on Form 10-K of Clearwire Corporation for the year ended December 31, 2012.
/s/ DELOITTE & TOUCHE LLP
Seattle, Washington
February 13, 2013